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We consent to the reference to our firm under the captions "Financial
Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 5, 1999 with respect to financial statements of American Equity Life Annuity Account and March 2, 1999 with respect to the financial statements of American Equity Investment Life Insurance Company, in Post-Effective Amendment No. 1 to the Registration Statement
(Form N-4 No. 333-46593) and related Prospectus of American Equity
Life Annuity Account dated May 1, 1999.


Our audits also included the financial statement schedules of American Equity Investment Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                        /s/ Ernst & Young LLP

Des Moines, Iowa
April 26, 1999